UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2010

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 12, 2010, the Board of Directors (the "Board") of Health Net, Inc. (the "Company") approved the terms of the Health Net, Inc. Compensation Recovery Policy (the "Policy") and authorized the officers of the Company to adopt and establish the Policy in accordance with the terms approved by the Board. On June 17, 2010, the Company adopted the Policy, effective as of May 12, 2010.

The Policy generally provides for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities (collectively, "Incentive Compensation") from the Company’s current executive officers (and certain other employees identified by the Board from time to time) following a "recoverable event," which generally means (i) fraudulent, intentional, willful or grossly negligent misconduct that ultimately results in the Company being required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. federal securities law, or (ii) a covered employee’s engagement in conduct that constitutes "cause" under the covered employee’s employment agreement.

In the event the Board determines that a recoverable event has occurred, the Compensation Committee of the Board (the "Committee"), in its sole discretion, may recover from the covered employee any or all Incentive Compensation granted to, paid or payable to, or received or realized by, the covered employee during (i) the twelve (12) month period following the date of the first public disclosure of restated financials, if the recoverable event is triggered by an accounting restatement (as described above), or (ii) the twelve (12) month period following the initial occurrence of conduct constituting "cause."

In connection with the Policy, the Company has revised its forms of nonqualified stock option agreement, performance share award agreement, restricted stock agreement, restricted stock unit agreement and executive officer employment agreement to provide that certain compensation granted or payable under such agreements will be subject to the terms and conditions of the Policy.

The Company intends to update the Policy from time to time as may be required by applicable law such as the pending financial reform legislation should it be signed into law.

The above summary of the Policy is qualified in its entirety by reference to the Policy, which is attached hereto as exhibit 10.1 and incorporated herein by reference.

CAUTIONARY STATEMENT: Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words "believes," "anticipates," "plans," "expects," "may," "should," "could," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, costs, fees and expenses related to the post-closing administrative services to be provided under the administrative services agreements entered into in connection with the sale of our Northeast business; potential termination of the administrative services agreements by the service recipients should we breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; health care reform; rising health care costs; continued recessionary economic conditions or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; unexpected utilization patterns or unexpectedly severe or widespread illnesses; membership declines; rate cuts affecting our Medicare or Medicaid businesses; litigation costs; regulatory issues; operational issues; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC"), and the risks discussed in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1* Health Net, Inc. Compensation Recovery Policy
10.2* Form of Nonqualified Stock Option Agreement under the Health Net, Inc. 2006 Long-Term Incentive Plan, as amended
10.3* Form of Performance Share Award Agreement
10.4* Form of Restricted Stock Unit Agreement
10.5* Form of Restricted Stock Agreement

____
* Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

June 17, 2010	By:	/s/ Angelee F. Bouchard

Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Health Net, Inc. Compensation Recovery Policy
10.2	Form of Nonqualified Stock Option Agreement under the Health Net, Inc. 2006 Long-Term Incentive Plan, as amended
10.3	Form of Performance Share Award Agreement
10.4	Form of Restricted Stock Unit Agreement
10.5	Form of Restricted Stock Agreement